EXHIBIT 3.13

CT-07

F000907000609


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             THE VIOLA GROUP, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


TIME STAMP:
STATE OF NEW YORK
DEPARTMENT OF STATE
FILED SEP 07 2000
TAX$ ---
BY:  PEM
NY. CO.


HOLLAND & KNIGHT LLP
2100 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, DC  20037


DRAWDOWN
000907000624
F000907000609

                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                            OF THE VIOLA GROUP, INC.
               Under Section 805 of the Business Corporation Law

The undersigned, the duly elected President of The Viola Group, Inc. (the "Corporation") in order to amend the Certificate of Incorporation, pursuant to
Section 805 of the New York Business Corporation Law, does hereby certify as follows:

FIRST: The name of the corporation, prior to this Amendment is The Viola Group, Inc.

SECOND: The certificate of incorporation was originally filed by the Department of State on October 14, 1982. The certificate of incorporation was restated on August 4, 2000.

THIRD: Through a Joint Written Consent in Lieu of Special Meeting of the Board of Directors and Stockholders in accordance with Sections 615, 708, 803 and 805 of the New York Business Corporation Law and the Corporation's By-Laws, resolutions were adopted approving the proposed amendment of the Corporation's Certificate of Incorporation to change the Corporation's name from The Viola Group, Inc. to DataMEG, Corp.

        FIFTH: The Amendment shall become effective upon filing by the New York Department of State in accordance with Section 805 of the New York Business Corporation Law.

        SIXTH: The Amendment amends the Certificate of Incorporation in the following respect:

        Paragraph first shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                "FIRST:  The name of the Corporation shall be DataMEG, Corp."


                                                THE VIOLA GROUP, INC.


                                                By:     /s/ Arthur D. Viola
                                                Arthur D. Viola, President
(CORPORATE SEAL)


/s/ Arthur D. Viola
Arthur D. Viola, Secretary